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                                                                    EXHIBIT 16.1

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]

March 19, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


                      BROCADE COMMUNICATIONS SYSTEMS, INC.

We have read the paragraph appearing under the caption "Change in Independent Accountants and Fiscal Year End" on page 66 of Brocade Communications Systems, Inc.'s Registration Statement on Form S-1 dated March 19, 1999 and are in agreement with the statements contained therein insofar as such statements relate to our firm.

Yours very truly

/s/ PricewaterhouseCoopers LLP